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                                                                   Exhibit 10.18

                                               MANAGEMENT
                                         CONSULTING AGREEMENT dated as
                                         of November 14, 2000, between
                                         RESOLUTION PERFORMANCE
                                         PRODUCTS LLC, a Delaware corporation
                                         (the "Company"), and
                                               -------
                                         APOLLO MANAGEMENT IV, L.P., a Delaware
                                         limited partnership ("Apollo").
                                                               ------


          The Company desires to avail itself of Apollo's expertise and consequently has requested Apollo to make such expertise available from time to time in rendering certain management consulting and advisory services related to the business and affairs of the Company and its respective subsidiaries and affiliates and the review and analysis of certain financial and other transactions. Apollo and the Company agree that it is in their respective best interests to enter into this Agreement whereby, for the consideration specified herein, Apollo has provided and shall provide such services as independent consultant to the Company.

          NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Company and Apollo agree as follows:

          SECTION 1.          RETENTION OF APOLLO.
                              -------------------

          The Company hereby retains Apollo, and Apollo accepts such retention, upon the terms and conditions set forth in this Agreement.

          SECTION 2.          TERM.
                              ----

          This Agreement shall commence on the date hereof and, unless otherwise extended pursuant to the final sentence of this Section 2, shall terminate on the tenth anniversary of the date hereof (the "Term"). Upon the fifth
                                               ----
anniversary of the date hereof, and at the end of each year thereafter (each of such fifth anniversary and the end of each year thereafter being a "Year End"),
                                                                    --------
the Term shall automatically be extended for an additional year unless notice to the contrary is given by either party at least 30, but no more than 60, days prior to such Year End, as applicable.

          SECTION 3.          MANAGEMENT CONSULTING SERVICES.
                              ------------------------------

               (a) Apollo shall advise the Company concerning such management matters that relate to proposed financial transactions, acquisitions and other senior management matters related to the business, administration and policies of the Company and its subsidiaries and affiliates, in each case as the Company shall reasonably and specifically request by way of written notice to Apollo, which notice shall specify the
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services required of Apollo and shall include all background material necessary for Apollo to complete such services. Apollo shall devote such time to any such written request as Apollo shall deem, in its discretion, necessary. Such consulting services, in Apollo's discretion, shall be rendered in person or by telephone or other communication. Apollo shall have no obligation to the Company as to the manner and time of rendering its services hereunder, and the Company shall not have any right to dictate or direct the details of the services rendered hereunder.

               (b) The Company acknowledges and agrees that Apollo (i) has structured the recapitalization and the other transactions contemplated by the Master Sale Agreement dated as of July 10, 2000, as amended (the "MSA"), among
                                                                  ---
Shell Oil Company, Shell Epoxy Resins Inc., and the Company, (ii) has arranged for financing in connection with the recapitalization, and (iii) has provided other services in connection with the transactions contemplated by the MSA. Apollo agrees to continue to provide services to the Company in connection with the consummation of the transactions contemplated by the MSA and each of the documents referred to therein.

               (c) Apollo shall perform all services to be provided hereunder as an independent contractor to the Company and not as an employee, agent or representative of the Company. Apollo shall have no authority to act for or to bind the Company, without its prior written consent.

               (d) This Agreement shall in no way prohibit Apollo or any of its partners or Affiliates or any director, officer, partner or employee of Apollo or any of its partners or Affiliates from engaging in other activities, whether or not competitive with any business of the Company or any of its respective subsidiaries or affiliates.

          SECTION 4.          COMPENSATION.
                              ------------

                As consideration for Apollo's agreement to render the services set forth in Section 3(a) of this Agreement and as compensation for any such services rendered by Apollo, the Company agrees to pay to Apollo an annual fee of $1,000,000.00, payable in equal quarterly installments of $250,000.00 each on the first day of each fiscal quarter (or, if such date is not a business day, on the next business day thereafter).

                As consideration for services rendered and Apollo's agreement to render services as set forth in Section 3(b), the Company agrees to pay to Apollo a fee of $5,000,000.00, which shall be earned upon consummation of the transactions contemplated by the MSA.

                Upon presentation by Apollo to the Company of such documentation as may be reasonably requested by the Company, the Company shall reimburse Apollo for all out-of-pocket expenses, including, without limitation, legal fees and expenses, and other disbursements incurred by Apollo, its Affiliates or any of its Affiliates' directors, officers, employees or agents in the performance of Apollo's obligations hereunder, whether incurred on or prior to the date hereof, including, without
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limitation, out-of-pocket expenses incurred in connection with the transactions contemplated by the MSA and each of the documents referred to therein.

          Nothing in this Agreement shall have the effect of prohibiting Apollo or any of its Affiliates from receiving from the Company or any of its subsidiaries or Affiliates any other fees, including any fee payable pursuant to
Section 6.

          Reference is made to the Credit Agreement to be entered into at or prior to the consummation of the transactions contemplated by the MSA (as amended, restated, modified or supplemented and in effect from time to time, the "Credit Agreement"), among the Company, Resolution Performance Products Inc.,
 ----------------
RPP Capital Corporation, Resolution Nederland B.V., Salomon Smith Barney Inc., Morgan Guaranty Trust Company of New York, and Morgan Stanley Senior Funding, Inc. Any portion of the fees payable to Apollo under this Agreement which the Company is prohibited from paying to Apollo under the Credit Agreement, shall be deferred, shall accrue and shall be payable at the earliest time permitted under the Credit Agreement or upon the payment in full of all obligations under the Credit Agreement. The Company shall notify Apollo if the Company shall be unable to pay any fees pursuant to the Credit Agreement on each date on which the Company would otherwise make a payment of fees under this Agreement to Apollo.

          SECTION 5.          INDEMNIFICATION.
                              ---------------

          The Company agrees that it shall indemnify and hold harmless Apollo, its Affiliates and its Affiliates' directors, officers, employees and agents (collectively, the "Indemnified Persons") on demand from and against any and all
                    -------------------
liabilities, costs, expenses and disbursements (collectively, "Claims") of any
                                                               ------
kind with respect to or arising from this Agreement or the performance by any Indemnified Person of any services in connection herewith. Notwithstanding the foregoing provision, the Company shall not be liable for any Claim under this
Section 5 arising from the willful misconduct of any Indemnified Person.

          SECTION 6.          OTHER SERVICES.
                              --------------

          If the Company shall determine that it is advisable for the Company to hire a financial advisor, consultant, investment banker or any similar agent in connection with any merger, acquisition, disposition, recapitalization, issuance of securities, financing or any similar transaction, it shall notify Apollo of such determination in writing. Promptly thereafter, upon the request of Apollo, the parties shall negotiate in good faith to agree upon appropriate services, compensation and indemnification for the Company to hire Apollo or its Affiliates for such services. The Company may not hire any person, other than Apollo or its Affiliates, for any services, unless (a) the parties are unable to agree after 30 days following receipt by Apollo of such written notice, (b) such other person has a reputation that is at least equal to the reputation of Apollo in respect of such services, (c) ten business days shall have elapsed after the Company provides a written notice to Apollo of its intention to hire such other person, which notice shall identify such other person and shall describe in reasonable detail the nature of the
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services to be provided, the compensation to be paid and the indemnification to be provided and (d) the compensation to be paid is not more than Apollo was willing to accept in the negotiations described above, and (e) the indemnification to be provided is not more favorable to the Company than the indemnification that Apollo was willing to accept in the negotiations described above. In the absence of an express agreement to the contrary, at the closing of any merger, acquisition or similar transaction, Apollo shall receive a fee equal to 1% of the aggregate enterprise value paid or provided by the Company (including the aggregate value of (x) equity securities, warrants, rights and options acquired or retained, (y) indebtedness acquired, assumed or refinanced and (z) any other consideration or compensation paid in connection with such transaction).

          SECTION 7.          NOTICES.
                              -------

          All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed sufficient if personally delivered, sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

          if to Apollo, to:

                  Apollo Investment Fund IV, L.P.
                  1301 Avenue of the Americas
                  38th Floor
                  New York, New York  10019
                  Attention: Mr. Josh Harris
                  Telecopier: (212) 261-4102;

          if to the Company:

                  Resolution Performance Products LLC
                  1600 Smith Street
                  Suite 2416
                  Houston, Texas  77002
                  Attention:   President
                  Telecopier:  (713) 241-1308;

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith. Any such notice or communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day after the date when sent,
(c) in the case of telecopy transmission, when received, and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.
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          SECTION 8.          BENEFITS OF AGREEMENT.
                              ---------------------

          This Agreement shall bind and inure to the benefit of Apollo, the Company, the Indemnified Persons and any successors to or assigns of Apollo and the Company; provided, however, that this Agreement may not be assigned by
             --------  -------
either party hereto without the prior written consent of the other party, which consent will not be unreasonably withheld in the case of any assignment by Apollo.

          SECTION 9.          GOVERNING LAW.
                              -------------

          This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York (without giving effect to principles of conflicts of laws).

          SECTION 10.         HEADINGS.
                              --------

          Section headings are used for convenience only and shall in no way affect the construction of this Agreement.

          SECTION 11.         ENTIRE AGREEMENT; AMENDMENTS.
                              ----------------------------

          This Agreement contains the entire understanding of the parties with respect to its subject matter, and neither it nor any part of it may in any way be altered, amended, extended, waived, discharged or terminated except by a written agreement signed by each of the parties hereto.

          SECTION 12.         COUNTERPARTS.
                              ------------

          This Agreement may be executed in counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          SECTION 13.         WAIVERS.
                              -------

          Any party to this Agreement may, by written notice to the other party, waive any provision of this Agreement. The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          SECTION 14.         AFFILIATES.
                              ----------

          For purposes of this Agreement, the term "Affiliate," with respect to Apollo, shall include, without limitation, Apollo Overseas Partners IV, L.P., Apollo Management IV, L.P., Apollo Advisors IV, L.P., and Apollo Capital Management IV, Inc. (collectively, the "Funds"), the general partner of Apollo,
                                        -----
the general partner of each
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of the Funds and each person controlling, controlled by or under common control with any of the foregoing persons.
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               IN WITNESS WHEREOF, the parties have duly executed this
Management Consulting Agreement as of the date first above written.

                                             RESOLUTION PERFORMANCE
                                             PRODUCTS LLC


                                             By:  /s/ David T. Preston
                                                  ---------------------------
                                                  Name: David T. Preston
                                                  Title: President



                                             APOLLO MANAGEMENT IV, L.P.


                                             By:  /s/ Josh Harris
                                                  ---------------------------
                                                  Name: Josh Harris
                                                  Title: Vice President